UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2009

FLIR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-21918	93-0708501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27700 SW Parkway Avenue

Wilsonville, Oregon 97070

(503) 498-9547

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 5, 2009, FLIR Systems, Inc. (the “Company”) issued a news release announcing (i) its financial results for the quarter and year ended December 31, 2008, and (ii) its expectations of revenue and net earnings per share for the year ending December 31, 2009. The news release contains forward-looking statements regarding the Company, and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

The news release issued February 5, 2009 is furnished herewith as Exhibit 99.1 to this Report, and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act.

Item 8.01	OTHER EVENTS

On February 5, 2009, the Company announced that it is commencing an exchange offer (the “offer”) for any and all of its 3% Senior Convertible Notes Due 2023 (the “notes”). The notes, which are convertible into shares of the Company’s common stock, par value $.01 per share (“common stock”), were issued in 2003 and have an outstanding aggregate principal amount of approximately $191.4 million. Holders who elect to exchange their notes in the offer will receive $20.00 in cash and 90.1224 shares of common stock for each $1,000 principal amount of notes exchanged upon the terms and subject to the conditions in the Offer to Exchange, dated February 5, 2009 and the related letter of transmittal (the “offer to exchange”). No accrued interest will be paid in respect of any notes accepted for exchange in the offer.

A holder whose notes are accepted for exchange by the Company would receive the same number of shares of common stock as that holder would receive upon conversion of the notes at the current conversion rate, plus a cash payment of $20.00 per $1,000 principal amount of notes.

The offer is scheduled to expire at 5:00 p.m., New York City time, on Monday, March 9, 2009, unless extended or earlier terminated, and is expected to settle on Wednesday, March 11, 2009. The completion of the offer is subject to conditions described in the offer documents. Subject to applicable law, the Company may waive the conditions applicable to the offer or extend, terminate or otherwise amend the offer.

The Company’s purpose in making the offer is to reduce the amount of its outstanding debt and interest expense. Holders of notes may address questions about the offer or make requests for copies of the offer to exchange and related documents for free to Global Bondholder Services Corporation, the information agent for the offer, by calling toll-free at (866) 470-4200.

A copy of the press release is attached as exhibit 99.2.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	News release issued by FLIR Systems, Inc. dated February 5, 2009.
99.2	News release issued by FLIR Systems, Inc. dated February 5, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on February 5, 2009.

FLIR SYSTEMS, INC.
(Registrant)

By	\s\ Stephen M. Bailey
Stephen M. Bailey
Sr. Vice President, Finance and Chief Financial Officer